                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant Under Rule 14a-12
[_]  Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6
     (e)(2))

                                   TIVO INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.   Total fee paid:

--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

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(4)  Date Filed:

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

                                                        [TIVO LOGO APPEARS HERE]
                                   TiVo Inc.
                                2160 Gold Street
                                P.O. Box 649101
                            San Jose, CA 95164-9101

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JULY 26, 2000

                               ----------------

To The Stockholders of TiVo Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 26, 2000, at 10:00 a.m. local time at the Company's offices at 2160 Gold Street, San Jose, California for the following purposes:

     1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders;

     2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2000;

     3. To approve the issuance of securities exceeding 20% of the Company's Common Stock to America Online, Inc.;

     4. To approve an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75 million shares to 150 million shares and the number of authorized shares of Preferred Stock from 2 million shares to 10 million shares and make certain other changes; and

     5. To transact such other business as may properly come before the Annual Meeting.

   The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement that is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on Monday, June 26, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Michael Ramsay
                                          Michael Ramsay
                                          Chairman of the Board, Chief
                                           Executive Officer and President

San Jose, California
July 3, 2000


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   TiVo Inc.
                                2160 Gold Street
                                P.O. Box 649101
                            San Jose, CA 95164-9101

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   The enclosed proxy is solicited on behalf of the Board of Directors of TiVo Inc., a Delaware corporation ("TiVo" or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 26, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 2160 Gold Street, San Jose, California. The Company intends to mail this proxy statement and accompanying proxy card on or about July 3, 2000 to all stockholders entitled to vote at the Annual Meeting.

Shares Entitled to Vote

   Only holders of record of Common Stock at the close of business on June 26, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 26, 2000, the Company had outstanding and entitled to
vote     shares of its $.001 par value Common Stock (the "Common Stock").

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Voting and Solicitation

   All votes will be tabulated by the Inspector of Elections ("Inspector") appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock PRESENT IN PERSON OR REPRESENTED BY PROXY at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE and present in person or represented by proxy. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors and FOR ratification of the selection of the designated independent auditors and FOR the approval of issuance of securities exceeding 20% of the Company's Common Stock and FOR the approval of an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2160 Gold Street, P.O. Box 649101, San Jose, CA 95164-9101, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting Confidentiality

   Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

   Final voting results will be announced at the meeting and will be published in TiVo's Form 10-Q for the third quarter of fiscal 2000. We file this quarterly report with the Securities and Exchange Commission ("SEC"). After the report is filed, you may obtain a copy by:

  . Visiting our web site at www.tivo.com

  . Contacting our Investor Relations department at (408) 519-9101

  . Visiting the SEC's web site at www.sec.gov

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of ten members. There are three directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2003 Annual Meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

   The names of the nominees and directors, their ages as of May 31, 2000 and certain other information about them are set forth below:

                                                                       Director
 Name of Nominee or Director   Age Principal Occupation                 Since
 ---------------------------   --- --------------------                --------
 Michael Ramsay(1)...........   50 Chairman, Chief Executive Officer     1997
                                    and President of the Company

 Geoffrey Y. Yang(1)(2)(3)...   40 General Partner, Redpoint Venture     1997
                                    Partners

 Randy Komisar(1)(3).........   45 Strategic advisor to various          1998
                                    privately held companies

 James Barton(1).............   42 Senior Vice President, Research       1997
                                    and Development, and Chief
                                    Technical Officer of the Company

 Michael J. Homer(2).........   41 Senior Vice President, America        1999
                                    Online, Inc.

 Stewart Alsop(1)(3).........   47 General Partner, New Enterprise       1997
                                    Associates

 Larry N. Chapman(2).........   45 President, DIRECTV Global Digital     1999
                                    Media, Inc.

 Jan P. Oosterveld...........   55 Senior Director of Corporate          1999
                                    Strategy, Royal Philips
                                    Electronics Group of Companies

 John S. Hendricks...........   47 Chairman and Chief Executive          1999
                                    Officer, Discovery
                                    Communications, Inc.

 Howard Stringer.............   57 Chairman and Chief Executive          1999
                                    Officer, Sony Corporation of
                                    America, Inc.

--------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

   There are no family relationships among any of the directors or executive officers of the Company.

Nominees for Election for a Three-Year Term Expiring at the 2003 Annual Meeting of Stockholders

Michael Ramsay

   Michael Ramsay is a co-founder of TiVo and has served as TiVo's Chairman of the Board of Directors, Chief Executive Officer and President since its inception in August 1997. From April 1996 to July 1997, Mr. Ramsay was the Senior Vice President of the Silicon Desktop Group for SGI, a manufacturer of advanced graphics computers. From August 1994 to April 1996, Mr. Ramsay was President of Silicon Studio, Inc., a wholly owned subsidiary of SGI focused on enabling applications development for emerging interactive media markets. From July 1991 to August 1994, Mr. Ramsay served as the Senior Vice President and General Manager of SGI's Visual Systems Group. Mr. Ramsay also held the positions of vice president and general manager for the Entry Systems Division of SGI. Prior to 1986, Mr. Ramsay held research & development and engineering management positions at Hewlett-Packard and Convergent Technologies. Mr. Ramsay holds a B.S. degree in Electrical Engineering from the University of Edinburgh, Scotland.

Geoffrey Y. Yang

   Geoffrey Y. Yang has served as a director of TiVo since October 1997. Since August, 1999, Mr. Yang has been a general partner of Redpoint Venture Partners, a venture capital firm. Prior to joining Redpoint, Mr. Yang was a general partner of Institutional Venture Partners, a venture capital firm, from 1989 to 1999. Mr. Yang is a director of MMC Networks, Inc., a developer of network processors, Ask Jeeves, Inc., a provider of natural-language question answering services on the Internet, and Turnstone Systems, Inc., a provider of products that enable DSL services. Mr. Yang holds a B.A. degree in Economics from Princeton University, a B.S.E. degree in Engineering and Management Systems from Princeton University and an M.B.A. degree from Stanford University.

Randy Komisar

   Randy Komisar has served as a director of TiVo since March 1998. Since 1996, Mr. Komisar has been a strategic business advisor to various start-up companies. Since November 1997, Mr. Komisar has served as a director of IQ.commerce Corp., an online promotions and merchandising services company. Mr. Komisar was President and Chief Executive Officer of Crystal Dynamics Inc., a video game development and publishing company, between May 1995 and June 1996. He served as President and Chief Executive Officer of LucasArts Entertainment Company, a digital entertainment company, between January 1994 and May 1995. Mr. Komisar holds a B.A. degree in Economics from Brown University and a J.D. degree from Harvard Law School.

America Online, Inc. Representative

   Pursuant to TiVo's agreements with America Online, Inc. ("AOL") set forth in PROPOSAL 3 hereof, AOL will have the right to nominate one director to TiVo's Board of Directors upon the approval of PROPOSAL 3 and PROPOSAL 4 and the completion of the transaction described in PROPOSAL 3. It is anticipated that such representative of AOL will be elected to the Board of Directors by action of the Board of Directors immediately after this Annual Meeting of Stockholders. Upon election to the Board, the AOL representative would serve until the 2003 Annual Meeting and until his or her successor is elected and is qualified, or until such representative's earlier death, resignation or removal.

                       THE BOARD OF DIRECTORS RECOMMENDS

              A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

Directors Continuing in Office Until the 2001 Annual Meeting of Stockholders

James Barton

   James Barton is a co-founder of TiVo and has served as TiVo's Senior Vice President of Research and Development, Chief Technical Officer and director since its inception. From June 1996 to August 1997, Mr. Barton was President and Chief Executive Officer of Network Age Software, Inc., a company that he founded to develop software products targeted at managed electronic distribution. From November 1994 to May 1996, Mr. Barton served as Chief Technical Officer of Interactive Digital Solutions Company, a joint venture of SGI and AT&T Network Systems created to develop interactive television systems. From June 1993 to November 1994, Mr. Barton served as Vice President and General Manager of the Media Systems Division of SGI. From January 1990 to May 1991, Mr. Barton served as Vice President and General Manager of the Systems Software Division of SGI. Prior to joining SGI, Mr. Barton held technical and management positions with Hewlett-Packard and Bell Laboratories. Mr. Barton holds a B.S. degree in Electrical Engineering and an M.S. degree in Computer Science from the University of Colorado at Boulder.

Michael J. Homer

   Michael J. Homer has served as a director of TiVo since July 1999. Mr. Homer has been employed with Netscape Communications Corporation, an Internet software company, since October 1994 and has served as a Senior Vice President of America Online, Inc. since March 1998. From July 1997 to March 1998, he was Executive Vice President of Sales and Marketing for Netscape, and from October 1994 to July 1997, he served as Netscape's Vice President of Marketing. Prior to joining Netscape, Mr. Homer served as Vice President of Engineering for GO Corporation. Mr. Homer holds a B.S. degree in Finance from the University of California at Berkeley.

Stewart Alsop

   Stewart Alsop has served as a director of TiVo since October 1997. Since 1998, Mr. Alsop has served as a general partner at New Enterprise Associates, a venture capital investment firm. Mr. Alsop was a venture partner at New Enterprise Associates from 1996 to 1998. Mr. Alsop is also a columnist for Fortune magazine. From June 1991 to 1996, Mr. Alsop served as Senior Vice President and Editor-in-Chief of InfoWorld Media Group, Inc., which publishes InfoWorld, a weekly newspaper for information-technology professionals.
Mr. Alsop also serves on the board of directors of Be Inc., a manufacturer of computer operating systems, Egreetings Network, a provider of internet services, and Netcentives, a provider of online direct marketing products and services. He holds a B.A. degree in English from Occidental College.

Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders

Larry N. Chapman

   Larry N. Chapman has served as a director of TiVo since April 1999. Mr. Chapman was elected to serve on the Board as the nominee of DIRECTV, Inc. ("DIRECTV") pursuant to an agreement between the Company and certain stockholders. Since April 2000, Mr. Chapman has been the President of DIRECTV Global Digital Media, Inc., a leading digital television service provider and a unit of Hughes Electronics Corporation. Prior to his present position, Mr. Chapman served in a number of capacities for DIRECTV since its inception in 1990, including Executive Vice President of New Ventures, Advanced Products and Programming, Senior Vice President of Special Markets and Distribution, Senior Vice President of Programming, and Vice President of Business Affairs and Development. Mr. Chapman holds a B.S. degree and M.S. degree in Electrical Engineering from the University of Florida.

Jan P. Oosterveld

   Jan P. Oosterveld has served as a director of TiVo since September 1999. Mr. Oosterveld was elected to serve on the Board as the nominee of Royal Philips Electronics B.V. ("Philips") pursuant to an agreement between the Company and certain stockholders. Since 1972, Mr. Oosterveld has been employed with Philips, an electronics company. Since May 1997, he has served as Senior Director of Corporate Strategy of Philips and a member of the Philips Group Management Committee. Since April 1999, he also has served as a director of Philips Venture Capital Fund B.V. Prior to 1997, Mr. Oosterveld was involved in the management of Philips' Key Modules division. Mr. Oosterveld holds an M.B.A. degree from the Instituto de Estudios Superiors de la Empresa in Barcelona, Spain.

John S. Hendricks

   John S. Hendricks has served as a director of TiVo since September 1999. Mr. Hendricks was elected to serve on the Board as the nominee of Discovery Communications, Inc. ("Discovery") pursuant to an agreement between the Company and certain stockholders. Mr. Hendricks is the Chairman and Chief Executive Officer of Discovery, a privately held, diversified media company, which he founded in 1982. He is also a member of the boards of directors of Excalibur Technologies Corporation, a software solutions company; Interactive Pictures Corporation, an interactive photography and imaging company; the National Museum of Natural History, Smithsonian Institution; the James Madison Council, the Library of Congress; and the National Cable Television Association. Mr. Hendricks is a member of the advisory board of the Lowell Observatory, Chairman of the board of trustees of the Walter Kaltz Foundation and Co-chair of the CEO Forum on Education and Technology. Mr. Hendricks holds a B.A. degree and an honorary doctorate from the University of Alabama.

Howard Stringer

   Howard Stringer has served as a director of TiVo since September 1999. Mr. Stringer was elected to serve on the Board as the nominee of Sony Corporation of America ("Sony Corp."), pursuant to an agreement between the Company and certain stockholders. Mr. Stringer has been Chairman and Chief Executive Officer of Sony Corp. an entertainment, media and consumer goods company, since December 1998, with Sony Music Entertainment Inc., Sony Pictures Entertainment, Sony Online Entertainment, and Sony Development reporting to him. He joined Sony Corp. in May 1997, and was named to the board of directors of Sony Corp. in June 1999. From March 1995 to April 1997, Mr. Stringer was Chairman and CEO of TELE-TV, a company formed by Bell Atlantic, Nynex and Pacific Telesis. Prior to that, Mr. Stringer had been President of the CBS Broadcast Group from 1988 to 1995. Mr. Stringer also serves on the board of directors of Applied Graphics Technologies, Inc., a provider of digital prepress services to publishers, and Loews Cineplex Entertainment Corp., a theatre exhibition company. Mr. Stringer holds a B.A. and an M.A. degree in Modern History from Oxford University.

Board Committees, Members and Meetings

   During the period from January 1, 1999 through December 31, 1999 (the "last fiscal year") the Board of Directors held eight meetings and acted by unanimous written consent four times. The Board has an Executive Committee, an Audit Committee and a Compensation Committee.

   Executive Committee. The Executive Committee has broad discretionary authority to take most actions that may be taken by the Board of Directors, including acting upon recommendations of other committees of the Board of Directors, declaring a dividend, authorizing the issuance of stock and administering our stock plans. Actions the Executive Committee is not authorized to take include amending our Certificate of Incorporation or Bylaws, adopting an agreement of merger or consolidation or appointing members to Committees of our Board of Directors. The Executive Committee met four times the last fiscal year. The Executive Committee consists of Messrs. Ramsay, Barton, Yang, Alsop and Komisar.

   Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board of Directors regarding the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of our internal accounting controls. The Audit Committee is composed of outside directors who are not officers or employees of the Company. The Audit Committee met once during the last fiscal year and consists of Messrs. Yang, Chapman and Homer. The Board and the Audit Committee have adopted an Audit Committee Charter, which is attached hereto as Exhibit A.

   Compensation Committee. The Compensation Committee is responsible for determining salaries and incentives compensation for our directors, officers, employees and consultants, and administering our stock option incentive plans. The Compensation Committee consists of Messrs. Alsop, Komisar and Yang and met three times during the last fiscal year.

   During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he served, held during the period for which he was a director or committee member, respectively.

Compensation of Directors

   Each non-employee director of the Company is eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any Committee of the Board.

   Each non-employee director of the Company also receives stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. Under the Director's Plan, non-employee directors are granted a nonstatutory option to purchase 20,000 shares of Common Stock on the date on which such person is first elected or appointed a director. Options initially granted under the Directors' Plan vest over a two-year period at a rate of 1/24th per month. In addition, on the day after each of our Annual Meetings of stockholders, starting with the Annual Meeting in 2001, each non-employee director will automatically receive an option for 10,000 shares if the director has been a non-employee director for at least the prior eighteen months. This option will be fully vested upon its grant. The exercise price of options under the Directors' Plan will be equal to the fair market value of the Common Stock on the date of grant.

   Options generally have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The option term is 10 years but it terminates three months after the optionholder's service as a director, an employee or a consultant to the Company or its affiliates terminates. If such termination is due to the optionholder's disability, the exercise period is extended to 12 months. If such termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. The optionholder may transfer the option by gift to immediate family or for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder's death. Otherwise, the option exercise rights will pass by the optionholder's will or by the laws of descent and distribution. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares subject to the Directors' Plan and to outstanding options. In that event, the Board will appropriately adjust the Directors' Plan as to the class and the maximum number of shares subject to the Directors' Plan and subject to future option grants. It also will adjust outstanding options as to the class, number of shares and price per share subject to such options. Upon a change in control of the

Company, the vesting and exercisability of outstanding options will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options.

   During the last fiscal year, the Company granted options covering 20,000 shares to each non-employee director of the Company (in one case to an affiliate of a non-employee director), at exercise prices per share ranging from $8.50 to $11.00. As of March 31, 2000, options to purchase 21,667 options had been exercised under the Directors' Plan.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on proposal 2 at the Annual Meeting will be required to ratify the selection of Arthur Anderson LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS

                         A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3

  APPROVAL OF THE ISSUANCE OF SECURITIES EXCEEDING 20% OF THE COMPANY'S COMMON
                         STOCK TO AMERICA ONLINE, INC.

General

   The Bylaws of the National Association of Securities Dealers, Inc. (the "NASD") require the Company to obtain stockholder approval (i) in connection with a transaction other than a public offering involving the sale or issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to twenty percent (20%) or more of the outstanding Common Stock (or securities convertible into or exercisable for Common Stock) or twenty percent (20%) or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the Common Stock and (ii) in connection with a transaction involving the issuance of securities of the Company when such issuance will result in a change of control of the Company.

   In June 2000, the Company entered into an Investment Agreement (the "Agreement") and a Stockholders and Registration Rights Agreement (the "Stockholders Agreement") with America Online, Inc., a Delaware corporation (herein referred to as "AOL"). Upon satisfaction of the conditions set forth in the Agreement (including shareholder approval of this proposal 3 and proposal
4), AOL will purchase shares of Common Stock, and possibly shares of the Company's $.001 par value Series A Convertible preferred stock (the "Series A Preferred Stock"), for an aggregate purchase price of $200 million. TiVo will also issue warrants to AOL, which will give AOL the right to acquire additional shares of Common Stock. In connection with the execution of the Agreement, the Company and AOL also entered into a Product Integration and Marketing Agreement (the "Commercial Agreement"), pursuant to which the Company and AOL agreed to cooperate to develop a version of AOL's "AOL TV" service that is bundled with and installed on a TiVo personal digital video recorder (together, "the Integrated Product"), that includes a "TiVo Channel" to permit access to enhanced TiVo functionality and certain other features and functions. The Agreement, the Stockholders Agreement and the Commercial Agreement have been approved by the Board of Directors of the Company.

   Upon the sale and issuance of the Common Stock, the Series A Preferred Stock, if any is issued, and the full exercise of all of the warrants, AOL will own approximately 30% of the issued and outstanding shares of Common Stock of the Company (assuming conversion of the Series A Preferred Stock into Common Stock).

Issuance of Common Stock

   Under the terms of the Agreement, AOL will acquire up to a maximum of 6,666,667 shares of Common Stock subject to the adjustments described below. The price per share paid by AOL for the Common Stock shall be the higher of (i) $23 or (ii) the average closing price of the Company's Common Stock on the Nasdaq National Market System ("NASDAQ NMS") for the ten consecutive trading day period ending on the day before the closing date of the Agreement (the "Closing Date"), subject to maximum price of $35. The average closing price for the ten consecutive day period shall be referred to herein as the "Closing Average." The actual price per share to be paid by AOL for the shares of Common Stock pursuant to the terms set forth in this paragraph shall be referred to herein as the "Common Stock Price."

   If the Common Stock Price is $30 or higher, TiVo will issue only Common Stock to AOL. The specific number of shares of Common Stock issued to AOL will be determined by dividing the Common Stock Price into $200 million. For example, if the Common Stock Price is equal to $30, the Company will issue to AOL 6,666,667 shares of Common Stock. If the Common Stock Price is equal to or greater than $35, the Company will issue to AOL 5,714,286 shares of Common Stock.

Issuance of Series A Convertible Preferred Stock

   If the Common Stock Price is less than $30, the number of shares of Common Stock issued to AOL will be reduced, and TiVo shall also issue to AOL shares of Series A Preferred Stock. The number of shares of

Common Stock that will be issued shall be reduced to a number equal to 6,666,667 multiplied by a fraction, the numerator of which is the Common Stock Price, unless the Closing Average is less than $10, in which case the numerator will be the Closing Average multiplied by three (3), and the denominator of which is $30. Thus, if the Common Stock Price is $20, the number of shares of Common Stock to be issued to AOL will be 6,666,667 multiplied by 20/30, which equals 4,444,444 shares. The number of shares of Series A Preferred Stock to be issued shall be equal to that number of shares having an initial liquidation value equal to $200 million less the number of shares of Common Stock issued multiplied by the Common Stock Price. The initial liquidation price of each share of the Series A Preferred Stock shall be $30 per share. Thus, if the Common Stock Price equals $20, then the Company will issue 4,444,444 shares of Common Stock having, solely for the purposes of this calculation, an aggregate liquidation value of $88,888,880, and a number of shares of Series A Preferred Stock having an initial liquidation value equal to $200,000,000 less $88,888,880, which equals $111,111,120. Accordingly, in this example the specific number of shares of Series A Preferred Stock issued to AOL will be the initial liquidation value, $111,111,120, divided by the per share liquidation price of $30, or 3,703,703 shares. Accordingly, if the Common Stock Price is $20, the Company will issue to AOL 4,444,444 shares of Common Stock and 3,703,703 shares of Series A Preferred Stock.

   In the event shares of Series A Preferred Stock are issued to AOL, the Company will also need to reserve shares of its Common Stock for the conversion of the shares of Series A Preferred Stock to Common Stock upon the occurrence of certain events.

   Notwithstanding the foregoing, if, as of the Closing Date, the aggregate liquidation value of the Series A Preferred Stock to be purchased by AOL, plus the value of the Common Stock to be purchased by AOL, plus the value of the Common Stock already owned by AOL, exceeds twenty-five percent (25%) of the value of the Company's then currently outstanding stock, including for purposes of this calculation the value of the Common Stock and initial liquidation value of the Series A Preferred Stock to be issued to AOL under the Agreement, then the number of shares of Series A Preferred Stock to be issued to AOL shall be reduced by such number of shares as would have an initial liquidation value equal to the amount of the excess value above twenty-five percent (25%) (the "Excess Equity Value"). For example, if the value of securities to be purchased by AOL under the Agreement plus the value of stock already owned by AOL exceeds twenty-five percent (25%) of the value of TiVo's currently outstanding stock by $10,000,000, then the number of shares of Series A Preferred Stock to be issued shall be reduced by an amount equal to $10,000,000 divided by $30, or 333,333 shares. In addition, there will be a corresponding increase to the number of shares that AOL may purchase pursuant to the warrants issued to AOL in connection with the Agreement.

   If the Closing Average is less than $10, AOL will have the right to terminate the Agreement. If AOL notifies the Company of its intention to exercise its right to terminate the Agreement, TiVo shall have the right to adjust the Common Stock Price to $10 and prevent AOL from terminating the Agreement. In such an event, the price paid by AOL for the Series A Preferred Stock will be reduced from $30 per share to a price equal to three (3) times the Closing Average.

Issuance of Warrants

   On the Closing Date, TiVo will issue to AOL warrants to purchase an aggregate number of shares of Common Stock that will bring AOL's total ownership of the Company's equity securities to an amount equal to thirty percent (30%) of the issued and outstanding shares of capital stock of the Company (including shares of Series A Preferred Stock on an as converted basis) (the "Warrant Shares"). The Warrant Shares will be divided among two performance-based warrants (the "Performance Warrants") and one or two non-performance-based warrants (the "Initial Warrant" or "Initial Warrants"). If the Closing Average is greater than $30, only one Initial Warrant will be issued. If, however, the Closing Average is less than $30, two Initial Warrants will be issued. One-third (1/3) of the Warrant Shares will be allocated to each of the two Performance Warrants. The remaining one-third (1/3) of the Warrant Shares will be allocated to the Initial Warrant or Initial Warrants. If two Initial Warrants are issued, the shares will be divided among the two warrants in the same ratio as the Common Stock and Series A Preferred Stock is issued to AOL where the Closing Average is less than $30, as described above.

   The Initial Warrants will be immediately exercisable at a price per share equal to $30. The Performance Warrants will not be immediately exercisable and will become exercisable only upon the occurrence of certain events, as described below. Upon the occurrence of the described events, the Performance Warrants will be exercisable at a price per share equal to ninety percent (90%) of the average of the last reported trading prices of the Common Stock on the NASDAQ NMS for the ten (10) consecutive trading days immediately preceeding the date of the holder's Notice of Exercise exercising all or a portion of the warrant.

   One Performance Warrant will become exercisable following the execution of the Launch Commitment, as defined below; provided that (i) the Launch Commitment is entered into prior to the expiration of a twelve (12) month period following the date on which AOL's merger with Time Warner Inc. ("Time Warner") is consummated and (ii) AOL stipulates that the commercial deployment of the Integrated Product shall commence during the term of the Commercial Agreement. For purposes of this Performance Warrant only the term "Launch Commitment" means a binding contractual commitment providing for the launch of the Integrated Product to occur on cable television systems owned or controlled by Time Warner or its affiliates in markets where the Company has the potential to acquire at least 1,500,000 subscribers in the aggregate on such cable systems. Upon becoming exercisable, this Performance Warrant must be exercised within six months, or it will terminate.

   The second Performance Warrant will become exercisable on the date that AOL notifies the Company that there were at one time 1,500,000 activated users of the Integrated Product. Upon becoming exercisable, this Performance Warrant must be exercised within six months. Any portion of this Performance Warrant that has not become exercisable shall expire in the event that AOL commits an uncured material breach of the Commercial Agreement. Upon becoming exercisable, this Performance Warrant must be exercised within six months, or it will terminate.

Escrow of Funds

   Up to $100 million of the proceeds from the sale of the Common Stock, Series A Preferred Stock, if any is issued, and Warrant Shares shall be placed into an interest bearing escrow account (the "Escrowed Funds"). The Escrowed Funds shall be released from escrow to the Company upon the commercial launch of the Integrated Product, provided such launch occurs before December 31, 2001. Upon release from escrow to the Company, the Escrowed Funds shall be earmarked solely (i) to make certain subsidy payments as set forth in the Commercial Agreement, or (ii) to subsidize the production and reduce the retail price of the Integrated Product. If the commercial launch has not occurred by December 31, 2001, and AOL has not materially breached the Commercial Agreement, then AOL shall have the option to require the Company to repurchase that number of shares of Series A Preferred Stock having an aggregate liquidation value equal to the amount of proceeds placed in escrow. If all of the shares of the Series A Preferred Stock issued to AOL have an aggregate liquidation value of less than the total amount of proceeds placed in escrow, then AOL shall also have the right to require the Company to repurchase, in addition to all of the shares of Series A Preferred Stock, that number of shares of Common Stock having an aggregate initial liquidation value equal to the amount of proceeds placed in escrow less the aggregate liquidation value of the Series A Preferred Stock issued to AOL. If AOL exercises its option to require the Company to repurchase shares, the price for such repurchased shares shall be paid by the release of the Escrowed Funds to AOL, including interest earned on the Escrowed Funds.

Stockholders Agreement

   The Company has granted AOL registration rights and has agreed to register for resale under the Securities Act of 1933, as amended, the shares of Common Stock and Series A Preferred Stock, if any is issued, that will be sold to AOL pursuant to the Agreement, including the shares of Common Stock issuable upon exercise of the warrants. The Company has also granted AOL certain rights to information.

   Pursuant to the Stockholders Agreement, AOL agreed to certain limitations on its rights as a stockholder of the Company for a period of eight (8) years or until AOL no longer holds 10% of the outstanding shares of Common Stock of the Company. Limitations in the Stockholders Agreement include:

  . AOL will be entitled to vote at its discretion the stock it owns representing up to 19.9% of the outstanding voting securities of the Company, but, subject to certain limitations, will be required to vote all of stock that it owns representing in excess of 19.9% of the outstanding voting securities of the Company in accordance with the recommendation of the Board of Directors of the Company.

  . AOL will not, subject to certain limitations, transfer any of its securities of the Company without TiVo's prior written consent.

  . AOL will not, subject to certain limitations, acquire additional equity securities of the Company without TiVo's prior written consent.

  . AOL will not make any solicitation of proxies or seek to influence any person with respect to the voting of securities of the Company without TiVo's prior written consent.

  . AOL will not submit any offer or purchase proposal that is required to be made public by TiVo for any merger, consolidation, purchase of substantial assets or tender offer for securities of the Company without TiVo's prior written consent.

Use of Proceeds

   Under the terms of the Agreement, up to $100 million of the proceeds of the sale of the Common Stock, Series A Preferred Stock, if any is issued, and Warrant Shares will be earmarked solely (i) to make certain subsidy payments as set forth in the Commercial Agreement, or (ii) to subsidize the production and reduce the retail price of the Integrated Product. The Company currently intends to use the remainder of the proceeds for general corporate purposes, including advertising and promotion of the TiVo service and the TiVo brand, product development, and expansion of its sales, marketing and service capabilities.

   The Company has agreed to pay Credit Suisse First Boston, for its services as a financial advisor to TiVo in connection with the structuring and negotiation of the Agreement, up to $4.5 million.

   As noted above, the NASD requires stockholder approval in a transaction where the issuance of securities will result in a change of control of the company. The NASD deems the issuance of securities equal to or exceeding 30% of the issued and outstanding Common Stock (including securities convertible or exercisable for Common Stock) to be a change of control of the Company. Upon the purchase of the shares of Common Stock, the Series A Preferred Stock, if any is issued, and the full exercise of all warrants issued pursuant to the Agreement, AOL will own and be entitled to vote 30% of the issued and outstanding securities of the Company. Pursuant to the Agreement, AOL will also be entitled to elect one (1) member to the Board of Directors of the Company.

Stockholder Approval

   Approval of proposal 3 by the requisite stockholder vote is a condition to the parties' respective obligations under the Investment Agreement. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the issuance of securities exceeding twenty percent (20%) of the Company's Common Stock. As a result, abstentions and broker non-votes will have the same effect as negative votes. If proposal 3 is not approved, the Company will not be able to complete the transaction under the Investment Agreement as planned. As a condition to the execution and delivery of the Agreement, AOL required that TiVo obtain the execution and delivery of certain voting agreements from holders of a majority of the outstanding shares of Common Stock, whereby such holders have granted their proxies to David H. Courtney, Vice President of Finance and Administration and Chief Financial Officer of the Company, to vote all of their shares of Common Stock in favor of proposal 3.

                       THE BOARD OF DIRECTORS RECOMMENDS

                         A VOTE IN FAVOR OF PROPOSAL 3

                                   PROPOSAL 4

               APPROVAL OF RESTATED CERTIFICATE OF INCORPORATION

General

   The Board of Directors has approved and adopted, subject to stockholders' approval, the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation ("Restated Certificate"). Pursuant to the terms of the Investment Agreement described in proposal 3, the Company is seeking stockholder approval of a proposed Restated Certificate in substantially the form attached to this proxy statement as Exhibit B. The proposed Restated Certificate provides for an increase in the Company's authorized capital stock from 77 million shares to 160 million shares, increasing the authorized Common Stock from 75 million shares to 150 million shares and the authorized Preferred Stock from 2 million shares to 10 million shares. If the Restated Certificate is adopted, it will become effective upon filing with the Secretary of State of the State of Delaware.

   At June 26, 2000, there were     shares of Common Stock outstanding and no
shares of Preferred Stock outstanding. At the same date, an aggregate of shares of Common Stock were reserved for issuance upon (a) exercise of outstanding options granted under the Company's stock option plans, (b) exercise of outstanding warrants, and (c) exercise of rights under the Company's employee stock purchase plan. Under the Investment Agreement, assuming all conditions to closing are satisfied, the Company will issue AOL up to 6,666,667 shares of Common Stock and up to 3,240,000 shares of Series A Preferred Stock. In addition, TiVo will also issue AOL warrants to purchase up to an additional 10,030,000 shares of Common Stock. In addition, 3,240,000 shares of Common Stock will be reserved for issuance upon conversion of the preferred shares. Currently, the Company's Restated Certificate does not authorize sufficient shares of Preferred Stock or Common Stock to permit the Company to issue the shares of Series A Preferred Stock and Common Stock under the Investment Agreement or sufficient shares of Common Stock to allow conversion of the Series A Preferred Stock into Common Stock in the event that Series A Preferred Stock is issued under the Agreement. TiVo is proposing to increase the authorized capital stock, in part, to ensure that sufficient shares are available to consummate the Investment Agreement.

   The additional Common Stock to be authorized by adoption of the Restated Certificate would have identical rights to the currently outstanding Common Stock of the Company. Increasing the Common Stock and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects that are incidental to the increase, such as dilution of the earning per share and voting rights of current holders of Common Stock.

   Of the 10 million shares of preferred stock authorized under the Restated Certificate, 5 million shares will be designated Series A Preferred Stock. The Series A Preferred Stock will have the rights, powers, preferences and limitations set forth in the Restated Certificate, as summarized below. The remaining 5 million shares of preferred stock are not currently designated, subject to the power of the Board of Directors to designate additional series at its discretion from time to time.

Rights and Preferences of and Limitations on the Series A Preferred Stock

   The principal rights, preferences and privileges of and limitations on the Series A Preferred Stock are described below:

   Dividends. The holders of the Series A Preferred Stock are to receive cumulative dividends payable quarterly at the annual rate equal to the average of the Non-Government Institutional Funds, 7-day Yields Current Rates simple average. Unless any and all accrued dividends on the Series A Preferred Stock are fully paid, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Common Stock or any other series of preferred stock; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Common

Stock or any other series of preferred stock; (C) no shares of Common Stock or any other series of preferred stock shall be purchased, redeemed or otherwise acquired or retired for value (except by (i) conversion into or an exchange for shares of Common Stock or (ii) acquisition of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company) by the Company or any entity as to which the Company owns, directly or indirectly, more than fifty percent (50%) of such entity's stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a "Subsidiary"); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Common Stock or any other series of preferred stock by the Company.

   Voting Rights. The Series A Preferred Stock shall vote together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company. The holders of the Series A Preferred Stock also shall have the right to vote as a separate class with respect to the following matters:

  . Any amendment, alteration, or repeal of any provision of the Restated
    Certificate or the Bylaws of the Company, whether by merger, consolidation or otherwise that adversely affects the Series A Preferred Stock in a discriminatory manner;

  . Any alteration or change in the voting powers, preferences, dividend rights, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred Stock that adversely affects the Series A Preferred Stock;

  . Any increase or decrease (other than by redemption as specified in the Restated Certificate or conversion in accordance with the terms of the Restated Certificate) in the number of authorized or issued shares of Series A Preferred Stock;

  . Any authorization, creation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Preferred Stock in right of redemption, liquidation preference, voting or dividends;

  . Any redemption, repurchase, payment of dividends or other distributions with respect to Common Stock or other series of preferred stock (except for acquisitions of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer by an employee) unless the Company permits the Series A Preferred Stock to participate in such redemption, repurchase, payment of dividends or other distributions on a pro-rata, as-converted basis;

  . Any sale or transfer of all or substantially all of the assets of the Company or a consolidation, merger or other reorganization in which the stockholders of the Company prior to the transaction own less than fifty percent (50%) of the Company's voting power after such transaction or series of transactions to which the Company is a party in which over fifty percent (50%) of the Company's voting power is transferred. No such separate vote of the holders of Series A Preferred Stock shall be necessary for such a transaction where: (1) in the case of a transaction in which holders of Common Stock receive cash, adequate provision is made in the agreement for such transaction for the holders of Series A Preferred Stock to receive cash in an amount equal to the aggregate liquidation preference of the Series A Preferred Stock, or (2) in the case of a transaction in which holders of Common Stock receive securities listed on a national securities exchange, adequate provision is made in the agreement for such transaction for the holders of Series A Preferred Stock to receive shares of preferred stock of the issuer of such securities with substantially identical rights, powers, preferences or privileges as enjoyed by the Series A Preferred Stock, which shall be initially convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Preferred Stock would have been entitled to receive in such transaction.

   In addition, the holders of the Series A Preferred Stock shall have the right to elect one member of the Board of Directors to represent such series. The holders of the Series A Preferred Stock may, in their discretion, waive that right and instead designate a Board observer.

   Liquidation Rights. Upon any liquidation of the Company prior to any payment or distribution being made to the holders of Common Stock, the holders of Series A Preferred Stock are entitled to receive an amount per share equal to the greater of (a) the original price paid for the Series A Preferred Stock plus all accrued dividends or (b) the amount such holder would have received if the shares of Series A Preferred Stock had been converted to Common Stock immediately prior to the liquidation.

   For this purpose, "liquidation" includes (a) a consolidation, merger or other reorganization in which the stockholders of the Company prior to the transaction own less than fifty percent (50%) of the Company's voting power after such transaction or series of transactions to which the Company is a party in which over fifty percent (50%) of the Company's voting power is transferred; or a sale, lease, exchange, mortgage, pledge transfer or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company.

   Conversion; Adjustments. The Series A Preferred Stock may, at the option of the holder of such stock, be converted at any time into shares of Common Stock. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing (x) the original price of the Series A Preferred Stock, plus dividends accrued and not paid (whether or not compounded), by (y) the Series A Conversion Price, calculated as set forth below. The Series A Conversion Price for the Series A Preferred Stock shall initially be the lesser of (i) $30 or
(ii) three (3) times the Closing Average (the "Series A Conversion Price").

   In addition, outstanding shares Series A Preferred Stock shall automatically be converted into shares of Common Stock if the closing price of the Common Stock, as reported on the NASDAQ NMS, exceeds $30 for eighteen (18) trading days in any twenty (20) consecutive trading-day period.

   The rate at which the Series A Preferred Stock is convertible into shares of Common Stock is subject to adjustment for stock splits, stock dividends, reclassifications, certain reorganizations, mergers, sales of assets and the like.

   Redemption. The Series A Preferred Stock may be redeemed by the Company, in whole but not in part, at any time after the third anniversary of the date of original issuance at a redemption price per share equal to the $30 plus all compounded or accrued and unpaid dividends as of the Redemption Date.

Stockholder Approval

   Approval of proposal 4 by the requisite stockholder vote is a condition to the parties' respective obligations under the Investment Agreement. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the amendment and restatement of the Company's Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes. If proposal 4 is not approved, the Company will not be able to complete the transaction under the Investment Agreement as planned. As a condition to the execution and delivery of the Agreement, AOL required that TiVo obtain the execution and delivery of certain voting agreements from holders of a majority of the outstanding shares of Common Stock, whereby such holders have granted their proxies to David H. Courtney, Vice President of Finance and Administration and Chief Financial Officer, to vote all of their shares of Common Stock in favor of proposal 4.

                       THE BOARD OF DIRECTORS RECOMMENDS

                         A VOTE IN FAVOR OF PROPOSAL 4

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 31, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

Beneficial Owner                                  Beneficial Ownership(1)
----------------                             ---------------------------------
Executive Officers and Directors             Number of Shares Percent of Total
--------------------------------             ---------------- ----------------
Michael Ramsay(2)...........................     2,764,999           7.2%
James Barton(3).............................     1,724,999           4.5%
David Courtney(4)...........................       305,782             *
Geoffrey Y. Yang(5).........................     4,237,204          11.2%
Stewart Alsop(6)............................     4,187,204          11.0%
Larry N. Chapman(8).........................     3,406,601           9.0%
Howard Stringer(12).........................     2,663,482           7.0%
Jan P. Oosterveld(10).......................     1,371,351           3.6%
John S. Hendricks(11).......................       740,461           2.0%
Randy Komisar(7)............................       253,133             *
Michael J. Homer(9).........................        20,000             *

5% Stockholders
---------------
Entities Affiliated with Institutional           4,217,204          11.1%
 Venture Partners(5)........................
 3000 Sand Hill Road
 Building 2,
 Suite 290
 Menlo Park, CA 94025

Entities Affiliated with New Enterprise          4,167,204          11.0%
 Associates(6)..............................
 2490 Sand Hill Road
 Menlo Park, CA 94025

DIRECTV, Inc.(8)............................     3,386,601           8.9%
 2230 East Imperial Highway
 El Segundo, CA 90245

Sony Corporation of America, Inc.(12).......     2,643,482           7.0%
 550 Madison Avenue
 New York, NY 10022

All executive officers and directors as a       21,675,216          57.1%
 group (11 persons)(13).....................

--------
*   Less than one percent.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,977,220 shares outstanding on May 31, 2000 adjusted as required by rules promulgated by the SEC.
 (2) Includes 319,020 shares subject to repurchase by the Company within 60 days of May 31, 2000 and also includes 650,000 shares Mr. Ramsay has the right to acquire pursuant to outstanding options exercisable within 60 days, 473,959 of which will not have vested.
 (3) Includes 319,020 shares subject to repurchase by the Company within 60 days of May 31, 2000 and also includes 100,000 shares Mr. Barton has the right to acquire pursuant to outstanding options exercisable within 60 days, 27,082 of which will not have vested.

 (4) Includes 230,782 shares Mr. Courtney has the right to acquire pursuant to outstanding options exercisable within 60 days, 220,165 shares of which will not have vested.
 (5) Includes 4,041,747 shares of stock owned by Institutional Venture Partners VII, L.P. ("IVP"), 83,638 shares of stock owned by Institutional Venture Management VII, L.P. ("IVM VII") and 91,819 shares of stock owned by IVP Founders Fund I, L.P. ("FFI"). Mr. Yang, one of our directors, was a general partner of IVM VII, the general partner of IVP, and a general partner of Institutional Venture Management VI, L.P., the general partner of FFI. Mr. Yang disclaims beneficial ownership of these shares except to the extent of his individual partnership interests, but exercises sole voting and investment power with respect to 13,700 shares and shared voting and investment power with respect to the remainder of these shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 10,003 shares of which will not have vested.
 (6) Represents 4,167,204 shares held by New Enterprise Associates VII, L.P. Mr. Alsop, one of our directors, is a limited partner of NEA Partners VII, which is the general partner of New Enterprise Associates VII, L.P. Mr. Alsop disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. Mr. Alsop is not a partner of NEA Presidents Fund L.P. or NEA Ventures 1997, L.P. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 10,003 shares of which will not have vested.
 (7) Includes 156,250 shares Mr. Komisar acquired pursuant to the exercise of stock options, 91,145 shares of which will be vested within 60 days. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 10,003 shares of which will not have vested.
 (8) Includes 3,386,601 shares held by DIRECTV, Inc. Mr. Chapman is an officer of DIRECTV and is a member of our Board of Directors. Mr. Chapman disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 10,003 shares of which will not have vested.
 (9) Includes 10,003 shares subject to repurchase by the Company within 60 days of May 31, 2000.
(10) Includes 1,351,351 shares held by Philips Venture Capital Fund B.V. Mr. Oosterveld is an officer of Royal Philips Electronics B.V., an affiliate of Philips Venture Capital Fund B.V., and is a member of our Board of Directors. Mr. Oosterveld disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 10,003 shares of which will not have vested.
(11) Includes 720,461 shares held by Discovery Communications, Inc. Mr. Hendricks is an officer of Discovery Communications and is a member of our Board of Directors. Mr. Hendricks disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, 11,667 shares of which will not have vested.
(12) Includes 2,643,482 shares held by Sony Corporation of America, Inc. ("Sony Corp."). Mr. Stringer is an officer of Sony Corp. and a member of our Board of Directors. Mr. Stringer disclaims beneficial ownership of such shares. Also includes 20,000 shares subject to stock options exercisable within 60 days of May 31, 2000, all of which have been assigned by Mr. Stringer to Sony Corp. and 11,667 shares of which will not have vested.
(13) Includes 1,120,782 shares subject to options exercisable within 60 days of May 31, 2000, 336,224 of which will have vested. Also includes 251,250 shares acquired pursuant to the exercise of stock options, 176,142 shares of which will be vested within 60 days.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999 and 1998 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its two executive officers.

                       Summary of Executive Compensation

                                                              Long-Term
                                   Annual Compensation       Compensation
                              ------------------------------ ------------
                                                              Securities
Name and Principal                              Other Annual  Underlying   All Other
Position                 Year  Salary    Bonus  Compensation Options/SARs Compensation
------------------       ---- --------  ------- ------------ ------------ ------------
Michael Ramsay.......... 1999 $218,750  $   --     $ --        650,000       $ --
 Chairman of the Board,  1998  150,000      --       --            --          --
 President and Chief
 Executive Officer

James Barton............ 1999  195,833      --       --        100,000         --
 Vice President of       1998  148,000      --       --            --          --
 Research and
 Development, Chief
 Technical Officer and
 Director

David H. Courtney....... 1999  187,500*  69,000      --        305,782         --
 Vice President of       1998 $    --   $   --     $ --            --        $ --
 Finance and
 Administration and
 Chief Financial Officer

--------
*  Mr. Courtney joined TiVo in 1999. His annualized 1999 salary was $225,000.

Stock Option Grants and Exercises

   The Company grants options to its executive officers under its 1997 Equity Incentive Plan and 1999 Equity Incentive Plan. As of May 31, 2000, options to purchase a total of 5,981,409 shares were outstanding under the 1997 and 1999 Equity Incentive Plans and options to purchase 3,259,433 shares remained available for grant thereunder.

   The following tables show, for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year-end by, the executive officers listed on the "Summary of Executive Compensation" table above. The exercise price of each option was equal to the fair value of our Common Stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of our Common Stock valued at fair value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares.

   The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% or 10% appreciation are calculated by:

  . multiplying the number of shares of Common Stock subject to a given option by the exercise price per share;

  . assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

  . subtracting from that result the aggregate option exercise price.

   The shares listed in the following table under "Number of Securities Underlying Options/SARs Granted" are subject to vesting. The stock options listed in the table vest ratably over forty-eight months. Each of the options has a ten-year term, subject to earlier termination if the optionee's service with us ceases. Under certain circumstances following a change of control, the vesting of such option grants may accelerate and become immediately exercisable. See the section below entitled "Certain Relationships and Related Transactions" for a description of the stock options that have been granted to Messrs. Ramsay, Barton and Courtney.

   Percentages shown under "Percent of Total Options/SARs Granted to Employees in 1999" are based on 4,307,487 options granted to our employees during the year ended December 31, 1999.

           Option/SAR Grants During the Year ended December 31, 1999

                             Individual Grants
                         -------------------------
                                                                        Potential Realizable
                                                                          Value at Assumed
                          Number of    % of Total                       Annual Rates of Stock
                          Securities  Options/SARs Exercise              Price Appreciation
                          Underlying   Granted to   or Base                for Option Term
                         Options/SARs Employees in   Price   Expiration ---------------------
Name                      Granted(#)      1999     ($/Share)    Date      5%($)      10%($)
----                     ------------ ------------ --------- ---------- ---------- ----------
Michael Ramsay..........   650,000       15.09%      $6.50    6/15/09   $2,657,080 $6,733,562
James Barton............   100,000        2.32%      $6.50    6/15/09   $  408,782 $1,035,933
David H. Courtney.......   305,782        7.10%      $1.00    3/11/09   $  192,305 $  487,338

   The following table sets forth the number and value of securities underlying unexercised options that are held by the executive officers listed on the "Summary of Executive Compensation" table above. Amounts shown under the column "Value Realized" include the proceeds received from the options exercised, which is calculated by multiplying the deemed fair value per share on the date of exercise less the option exercise price per share times the number of shares exercised. Amounts shown under the column "Value of Unexercised In-the-Money Options/SARs at December 31, 1999" are based on the closing price of our Common Stock ($33.75) on December 31, 1999, as reported on the NASDAQ NMS, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. The Company's stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by the Company at the original exercise price, upon the optionholder's cessation of service prior to the vesting of the shares.

    Aggregated Option/SAR Exercises during the Year ended December 31, 1999, and Option/SAR Values as of December 31, 1999

                                                         Number of Securities
                                                         UnderlyingUnexercised     Value of Unexercised, In-the-
                                                     Options/SARs at December 31,      Money Options/SARs at
                         Shares Acquired    Value                1999                    December 31, 1999
Name                     On Exercise(#)  Realized($) (#) Exercisable/Unexercisable ($) Exercisable/Unexercisable
----                     --------------- ----------- ----------------------------- -----------------------------
Michael Ramsay..........        --        $    --            650,000 / --                $17,712,500 / $--
James Barton............        --        $    --            100,000 / --                $2,725,000 / $ --
David H. Courtney.......     75,000       $262,500           230,782 / --                $7,558,110 / $ --

Employment Contracts, Employment Severance and Change of Control Agreements

   The Company does not have employment agreements with any of its executive directors.

   The Board of Directors has approved change of control provisions for stock options granted to all employees, including our executive officers. Pursuant to the change of control provisions, employees are entitled to acceleration of vesting on a portion of stock options held by them in the event the employee is terminated or his or her job is materially changed following a change of control of the company. If change of control provisions are triggered, non-executive officer employees are entitled to acceleration of twenty-five percent (25%) of their unvested options and executive officer employees are entitled to acceleration of fifty percent (50%) of their unvested options. Under stock options granted to them, Mr. Ramsay and Mr. Barton are entitled to accelerated vesting on all of their outstanding options if the change of control provisions of their option grants are triggered.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Alsop, Komisar and Yang, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

 Compensation Philosophy

   The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  . The Company pays competitively with leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

  . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

   Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

   Annual Incentives. The annual Executive Bonus Plan is based on strategic, operational and functional performance. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building stockholder value. For fiscal 1999, these goals included execution of the Company's retail launch, signed agreements with specific consumer electronic partners, content providers and network partners and achievement of financial and subscriber targets.

   After the end of the year, the Committee evaluates the degree to which the Company has met its goals and evaluates each participant's performance against the objectives. Bonuses are awarded based on the participant's contributions during the year. Awards are paid in cash and distributions are made in January following the performance year.

   Long-Term Incentives. The Company's long-term incentive program consists of the Equity Incentive Plan. The incentive stock option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the technology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

   Other Compensation. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Corporate Performance and Chief Executive Officer Compensation

   Mr. Ramsay's base salary at the beginning of 1999 as President and Chief Executive Officer was $225,000. The Committee set Mr. Ramsay's base annual salary through 2000 at $300,000. This amount, in addition to annual incentives was estimated to provide an annual cash compensation level at the average as compared to a selected group of leading technology companies. In setting this amount, the Committee took into account (i) its belief that Mr. Ramsay is a CEO of a leading technology company who has significant and broad-based experience in the personal television industry, (ii) the scope of Mr. Ramsay's responsibility, and (iii) the Board's confidence in Mr. Ramsay to lead the Company's continued development. Considering these factors, Mr. Ramsay was granted an option in June 1999 to purchase 650,000 shares of Common Stock as an incentive for future performance, an amount the Committee determined was consistent with competitive practices.

   During 1999, the Company achieved most, but not all of its corporate objectives. The Committee rated Mr. Ramsay's individual performance as above average primarily reflecting his success in the Company's achievement of most of the goals determined at the beginning of 1999. This performance level resulted in a bonus to him of $22,500 for fiscal 1999.

Policy on Deductibility of Compensation

   Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

   The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive officer of the Company. After consideration of the requirements of
Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

Conclusion

   Through the plans described above, a significant portion of the Company's compensation program and Mr. Ramsay's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                          Compensation Committee

                                          Geoffrey Y. Yang
                                          Stewart Alsop
                                          Randy Komisar

Compensation Committee Interlocks and Insider Participation

   The members of our Compensation Committee are Messrs. Alsop, Komisar and Yang. None of the members of our Compensation Committee is currently or has been, at any time since our formation, an officer or employee. Prior to the formation of the Compensation Committee, all decisions regarding compensation for directors, officers, employees and consultants and administration of stock and incentive plans were made solely by the Board of Directors.

Stock Performance Measurement Comparison

   The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies and the Standards & Poor's 500 Index (the "S&P 500"). The graph assumes the investment of $100 on September 29, 1999, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $16.00 per share of the Company's Common Stock. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 1999. The performance shown is not necessarily indicative of future performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                  TIVO, INC., NASDAQ STOCK MARKET AND S&P 500

                           [Stock Performance Graph]

                                                                 9/99    12/99
                                                                ------- -------
TiVo Inc....................................................... $100.00 $210.94
Nasdaq Stock Market (U.S.)..................................... $100.00 $147.33
S&P 500 Index.................................................. $100.00 $114.88

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999 all Reporting Persons complied with all applicable filing requirements.

Relationship with Independent Public Accountants

   The firm of independent accountants recommended by the Audit Committee and selected by the Board of Directors for fiscal year 2000 is Arthur Anderson LLP. The Board of Directors expects that the representatives of Arthur Anderson LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

Incorporation by Reference

   In TiVo's filings with the SEC, information is sometimes "incorporated by reference". This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that your are reading. TiVo's 1999 Annual Report is incorporated by reference. Based on SEC regulations, the performance graph on page [ ] of this proxy statement and the "Compensation Committee Report" on page [ ] specifically are not incorporated by reference into any other filings with the SEC.

   This proxy statement is sent to you as part of the proxy materials for the 2000 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.

Availability of Additional Information

   Copies of the 1999 Annual Report of the Company have been distributed to stockholders. Additional copies and additional information, including the annual report (Form 10-K/A) filed with the SEC are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 649101, San Jose, CA 95164-9101. The annual report, proxy statement and Form 10-K/A are also available on the Company's web site at www.tivo.com/about/invest.asp.

Stockholder Proposals for 2001 Annual Stockholders' Meeting

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 2, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on April 27, 2001 nor earlier than the close of business on March 28, 2001, and must otherwise satisfy the requirements of the Company's Bylaws. If the date of the 2001 Annual Meeting changes by more than thirty (30) days from the date of the 2000 Annual Meeting, such stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2001 Annual Meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in the Company's Bylaws to the contrary, no business shall be conducted at any Annual Meeting except in accordance with the procedures set forth in the Company's Bylaws.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Michael Ramsay
                                          Michael Ramsay
                                          Chairman of the Board, Chief
                                           Executive Officer and President

San Jose, California
July 3, 2000

                                                                       EXHIBIT A

                                   TiVo Inc.

                         CHARTER OF THE AUDIT COMMITTEE

The Charter of the Company's Audit Committee is as follows:

Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of TiVo Inc., a Delaware corporation (the "Company"), will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

Composition

   The Committee will be comprised of two or more independent members of the Board. The members of the Committee will be appointed by and serve at the discretion of the Board.

Functions and Authority

   The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware Corporations Code and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

  1. To recommend annually to the full Board, the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

  2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

  3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenue in financial statements.

  4. To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

  5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost-effective manner.

  6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

  7. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

  8. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial controls in effect.

  9. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company or any of its affiliates of the foregoing.

  10. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings

   The Committee will hold at least two regular meetings per year and additional meetings as the Committee deem appropriate. The President, Chief Executive Officer, Chairman of the Board, Chief Operating Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meeting where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports

   Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                                                      EXHIBIT B

          PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

           Michael Ramsay and Alan C. Mendelson hereby certify that:

   1. The name of this corporation is TiVo Inc. The name under which this corporation was originally incorporated is Teleworld Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is August 4, 1997.

   2. They are the duly elected and acting President and Secretary, respectively, of TiVo Inc., a Delaware corporation.

   3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                      I.

   The name of the corporation is TiVo Inc. (the "Corporation" or the "Company").

                                      II.

   The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of the Corporation's registered agent at said address is Amerisearch Corporate Services Inc.

                                     III.

   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred sixty million (160,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Five million (5,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A Convertible Preferred Stock."

     D. The rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock are as follows:

       1. Dividend Rights.

         (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends payable in cash on a quarterly basis in arrears, in an amount per share (rounded to the nearest cent) equal to the percentage Dividend Rate (calculated as set forth below) applied to $30 (the "Original Series A Purchase Price") for each share of Series A Convertible Preferred Stock, plus all accrued and unpaid dividends (whether or not compounded) on such share of Series A Convertible Preferred Stock from the date of original issuance of the Series A Convertible Preferred Stock (the "Original Issue Date"). With respect to each share of Series A Convertible Preferred Stock, such dividends shall accrue daily and be paid and compounded quarterly on the first day of January, April, July and October (each such date a "Payment Date" and each period commencing on each Payment Date and ending on the date immediately prior to the succeeding Payment Date, or if earlier, the date on which such share is converted, redeemed, paid out upon liquidation, exchanged for other property or otherwise retired, a "Dividend Period") in each year commencing with a payment on the first Payment Date following the Original Issue Date of dividends accrued from the Original Issue Date to the Record Date. Each such dividend shall be payable to the holders of record of shares of Series A Convertible Preferred Stock as they appear on the share register of the Company on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on January 1, April 1, July 1 and October 1, respectively of each year, the preceding December 15, March 15, June 15 and September 15, or such other record date, not more than 60 days or less than 10 days preceding the Payment Dates thereof, as shall be fixed by the Board. The "Dividend Rate" for any Dividend Period shall be:

                 (i) the average of the Non-Government Institutional Funds, 7-
              day Yields Current Rates simple average displayed as the NON-GOVERNMENT INST. FUNDS, SIMPLE AVERAGE rate by iMoneyNet, Inc. on the Money Fund Selector page of its website (http://ibcdata.com/mfs/iotopper.htm#gp) (or any successor non-government institutional simple average rate similarly reported or such rate as reported on any successor webpage) on the first day of each calendar month in such Dividend Period (or on the Original Issue Date for the initial Dividend Period); or

                 (ii) if such rate (or such successor rate) is not so
              displayed, or ceases to be updated by iMoneyNet, Inc. (or any successor thereto), a money funds yield index rate providing a similar rate reported on a monthly basis by any other reputable source as mutually agreed among the Company (as approved by a resolution of the Board of Directors of the Company) and the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, or, if not so agreed within 60 days, as specified by a nationally recognized money center bank located in the State of New York reasonably acceptable to the Company (as approved by a resolution of the Board of Directors of the Company) and the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock; provided that until such alternative money funds yield index rate is selected, the Dividend Rate shall be the last Dividend Rate calculated pursuant to clause (i) above.

Upon the fixing of the Dividend Rate for any Dividend Period, the Company will cause to be filed with the Secretary of the Company and mailed to each holder of Series A Convertible Preferred Stock a certificate setting forth such rate and, if the rate is established pursuant to clause (ii) above, identifying the source of such rate.

         (b) The amount of dividends payable for each full Dividend Period for the Series A Convertible Preferred Stock shall be computed by dividing the Dividend Rate in effect for such Dividend Period by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed on the basis of twelve 30-day months and a 360-day year.

         (c) Dividends on the Series A Convertible Preferred Stock shall accumulate and compound quarterly whether or not the Company has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid. The Company shall take all actions required or permitted under the General Corporation Law of Delaware to permit the payment of dividends on the Series A Convertible Preferred Stock and shall declare and pay such dividends to the extent there are funds legally available therefor.

         (d) So long as any shares of Series A Convertible Preferred Stock are outstanding, except as described in the next succeeding sentence, unless full cumulative dividends on all outstanding shares of Series A Convertible Preferred Stock for all past dividends have contemporaneously been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Stock, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Common Stock or any other series of Preferred Stock; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Common Stock or any other series of Preferred Stock; (C) no shares of Common Stock or any other series of Preferred Stock shall be purchased, redeemed or otherwise acquired or retired for value (except by (i) conversion into or an exchange for shares of Common Stock or (ii) acquisition of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company) by the Company or any entity as to which the Company owns, directly or indirectly, more than 50% of such entity's stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a "Subsidiary"); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Common Stock or any other series of Preferred Stock by the Company or any of its Subsidiaries. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Convertible Preferred Stock, such payment shall be distributed ratably among the holders of Series A Convertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the Series A Convertible Preferred Stock held by each holder.

         (e) Subject to Section 6(e), upon the election of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock may irrevocably waive their right to receive dividends pursuant to paragraph (a) above. Following notice of such waiver to the Company, the Company shall not be obligated to pay any dividends on the Series A Convertible Preferred Stock accruing after receipt of such notice; provided that the Company shall be required to pay any dividends that have accrued and not been paid for prior Dividend Periods and for the portion of the Dividend Period elapsed to the date of such waiver on the next succeeding Payment Date.

         (f) In addition and not in lieu of the foregoing, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock, the holders of the Series A Convertible Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Series A Convertible Preferred Stock could then be converted pursuant to
      Section 4 hereof. Any such declared and unpaid dividends will be payable first to the holders of Series A Convertible Preferred Stock and then to the holders of Common Stock.

       2. Voting Rights.

         (a) General Rights. Except as otherwise provided herein or as required by law, the Series A Convertible Preferred Stock shall vote together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company upon the following basis: each holder of shares of Series A Convertible Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Convertible Preferred Stock are convertible (pursuant to
      Section 4 hereof) immediately after the close of business on the record date fixed for such meeting.

         (b) Separate Vote of Series Preferred. The vote of the holders of at least a majority of the outstanding shares of Series A
      Convertible Preferred Stock, voting separately as a class, shall be necessary for effecting or validating the following actions:

                 (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company, whether by merger, consolidation or otherwise that adversely affects the Series A Convertible Preferred Stock in a discriminatory manner;

                 (ii) Any alteration or change in the voting powers,
              preferences, dividend rights, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Convertible Preferred Stock that adversely affects the Series A Convertible Preferred Stock;

                 (iii) Any increase or decrease (other than by redemption in accordance with Section 6 or conversion in accordance with
              Section 4) in the number of authorized or issued shares of Series A Convertible Preferred Stock;

                 (iv) Any authorization, creation or issuance, whether by
              reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Convertible Preferred Stock in right of redemption, liquidation preference, voting or dividends;

                 (v) Any redemption, repurchase, payment of dividends or other distributions with respect to Common Stock or other series of Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer by an employee) unless the Company permits the Series A Convertible Preferred Stock to participate in such redemption, repurchase, payment of dividends or other distributions on a pro-rata, as-converted basis;

                 (vi) Any Asset Transfer, Acquisition or any merger,
              consolidation or other combination of the Company with or into any other corporation, entity or person, or any other corporate reorganization to which the Company is a direct party, provided that such separate vote of the Series A Convertible Preferred Stock shall not be necessary for such transaction where: (1) in the case of a transaction in which holders of Common Stock receive cash, adequate provision is made in the agreement for such transaction for the holders of Series A Convertible Preferred Stock to receive cash in an amount equal to the aggregate Liquidation Preference of the Series A Convertible Preferred Stock, or (2) in the case of a transaction in which holders of Common Stock receive securities listed on a national securities exchange, adequate provision is made in the agreement for such transaction for the holders of Series A Convertible Preferred Stock to receive shares of preferred stock of the issuer of such securities with substantially identical rights, powers, preferences or privileges as enjoyed by the Series A Convertible Preferred Stock, which shall be initially convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled to receive in such transaction. By way of clarification, a separate vote of the holders of Series A Convertible Preferred Stock shall not be required under this clause (vi) for any merger, consolidation or other combination of a direct or indirect subsidiary of the Company with or into any other corporation, entity or person (other than the Company) in which the outstanding shares of Common Stock are not affected.

       3. Liquidation Rights.

         (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock or any other series of Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company an amount per share in cash equal to the greater of (i) the Original Series A Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus the amount of all accrued and unpaid dividends (whether or not compounded) on the Series A Convertible Preferred Stock (whether or not declared and whether of not funds are legally available therefor) for each share of Series A Convertible Preferred Stock held by them; and (ii) an amount equal to the amount the holders of the Series A Convertible Preferred Stock would have received upon liquidation, dissolution or winding up had such holders converted their shares of Series A Convertible Preferred Stock in accordance with the terms of Section 4 into shares of Common Stock (such greater amount being the "Liquidation Preference"). If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Convertible Preferred Stock of the Liquidation Preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series A Convertible Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         (b) After the payment of the full Liquidation Preference of the Series A Convertible Preferred Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

         (c) For purposes of this Section 3, provided that the holders of Series A Convertible Preferred Stock have received notice and a prior opportunity to convert their shares to Common Stock in accordance with Section 4 below, the following events shall be deemed a liquidation:

                 (i) the completion of any consolidation or merger of the
              Company with or into any other corporation or other entity or person, or any other corporate reorganization to which the Company is a direct party, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); provided, by way of clarification, any merger, consolidation or other combination of a direct or indirect subsidiary of the Company with or into any other corporation, entity or person (other than the Company) in which the outstanding shares of Common Stock are not affected shall not constitute an Acquisition; or

                 (ii) the completion of a sale, lease, transfer or other
              disposition of all or substantially all of the assets of the Company for which approval of the stockholders is required under
              Section 271 of the Delaware General Corporation Law (an "Asset Transfer").

       4. Conversion Rights. The holders of the Series A Convertible Preferred Stock shall have the following rights with respect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock (the "Conversion Rights"):

         (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Convertible Preferred Stock being converted.

         (b) Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Convertible Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing (x) the Original Series A Purchase Price, plus dividends accrued and not paid (whether or not compounded), by (y) the "Series A Conversion Price", calculated as provided in Section 4(c).

         (c) Conversion Price. The conversion price for the Series A Convertible Preferred Stock shall initially be the lesser of (i) $30 or (ii) three (3) times the Closing Average (as defined in the Investment Agreement, dated June 9, 2000 between the Company and America Online, Inc.) (the "Series A Conversion Price"). The Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

         (d) Mechanics of Conversion. Each holder of Series A Convertible Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Convertible Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Series A Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Convertible Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Convertible Preferred Stock shall not be deemed to have converted such Series A Convertible Preferred Stock until immediately prior to the closing of the sale of such securities.

         (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision or split-up of the outstanding Common Stock without a corresponding subdivision or split-up of the Series A Convertible Preferred Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A

      Convertible Preferred Stock, the Series A Convertible Preferred Stock outstanding before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this clause shall similarly apply to successive subdivisions, split-ups and combinations.

         (f) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution. The provisions of this clause shall similarly apply to successive dividends or distributions.

         (g) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in paragraph (h) below) (any of the foregoing being hereinafter in this subparagraph
      (g) called the "Securities"), then, in each such case, the Series A Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Series A Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the Fair Market Value of the Common Stock as of the record or issuance date mentioned above, less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the Securities so distributed allocable to one share of Common Stock, and the denominator of which shall be the Fair Market Value of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for the determination of stockholders entitled to receive such distribution. The provisions of this clause shall similarly apply to successive distributions. In the event that such distribution is not so made, the Series A Conversion Price shall again be adjusted to be the Series A Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such distribution had not been fixed. For purposes of the above calculation, "Fair Market Value" of one share of Common Stock as of any date means:

                 (i) (A) the average of the closing prices quoted on Nasdaq
              National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (B) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the ten (10) trading days immediately preceding such date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day; and

                 (ii) in all other circumstances, the fair market value per share of Common Stock as determined in good faith by the Board of Directors.

         (h) In case the Company shall issue warrants or other rights to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock (as defined for purposes of this subparagraph (h) in paragraph (g) above) as of the record date for the determination of stockholders entitled to receive such rights or warrants, the Series A Conversion Price in effect after such record date shall be determined by multiplying the Series A Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Fair Market Value, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the total number of shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. The provisions of this clause shall similarly apply to successive issuances of such warrants or rights. In the event that such rights or warrants are not so issued, the Series A Conversion Price shall again be adjusted to be the Series A Conversion Price which would then be in effect if such record date had not been fixed.

         (i) Adjustment for Reclassification, Exchange and
      Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Convertible Preferred Stock (whether outstanding or thereafter issued) shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

         (j) Reorganizations, Mergers, Consolidations or Sales of
      Assets. If at any time or from time to time after the Original Issue Date, there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or other capital reorganization of the Common Stock (a "Capital Reorganization") (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such Capital Reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock (whether outstanding or thereafter issued) shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Convertible Preferred Stock after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of each Series A Convertible Preferred Stock Price then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. In the event that the Corporation is not the surviving entity of any such Capital Reorganization, each share of Series A Convertible Preferred Stock shall become shares of preferred stock of such surviving entity, with the same powers, rights and preferences as provided herein.

         (k) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Convertible Preferred Stock, if the Series A Convertible Preferred Stock is then convertible pursuant to this
      Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

         (l) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or otherwise participate in any event for which the Series A Conversion Price is adjusted pursuant to Section 4, (ii) any subdivision or combination of the outstanding Common Stock, (iii) any recapitalization or reclassification of or other change in the Common Stock or any Capital Reorganization, (iv) any event for which the Series A Conversion Price is adjusted pursuant to Section 4, (v) any Acquisition (as defined in Section 3(c)), any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or (vi) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or other event and a description of such dividend, distribution or other event, (B) the date on which any such subdivision, combination, reorganization, reclassification, recapitalization, Capital Reorganization, transfer, consolidation, Acquisition, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, recapitalization, Capital Reorganization, transfer, consolidation, Acquisition, merger, Asset Transfer, dissolution, liquidation or winding up.

         (m) Automatic Conversion.

                 (i) Each share of Series A Convertible Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, based on the then-effective Series A Conversion Price if the closing price of the Common Stock (as reported on the Nasdaq National Market System) exceeds $30 for eighteen (18) trading days in any twenty (20) consecutive trading-day period (an "Automatic Conversion Event").

                 (ii) The Corporation will promptly provide to each holder of
              Series A Convertible Preferred Stock written notice, delivered to such holder's address as shown in the Company's books, of the occurrence of an Automatic Conversion Event, which shall include a table showing the closing prices of the Common stock as reported on the Nasdaq National Market System for the twenty
              (20) trading day period referred to in paragraph (i) above and shall specify the Series A Conversion Price and the Series A Conversion Rate in effect upon the date of the Automatic Conversion Event.

                 (iii) Upon the occurrence of the Automatic Conversion Event specified in paragraph (i) above, the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred in accordance with the provisions of Sections 4(a) through 4(d).

         (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's closing price on the date of conversion.

         (o) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (p) Notices. Any notice required by the provisions of this
      Section 4 shall be in writing and shall be deemed effectively given:
      (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

         (q) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered.

         (r) No Dilution or Impairment. Without the consent of the holders of then outstanding Series A Convertible Preferred Stock as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose or having the effect of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against dilution or other impairment.

       5. No Preemptive Rights. Stockholders shall have no preemptive rights except as granted by the Company pursuant to written agreements.

       6. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemable as follows:

         (a) Subject to Section 6(e) below, the Series A Convertible Preferred Stock may be redeemed by the Company at any time after the third anniversary of the Original Issue Date, at the Company's sole discretion, in whole but not in part, at a redemption price per share equal to the Original Series A Purchase Price plus all compounded or accrued and unpaid dividends as of the Redemption Date (including the pro rata portion of the dividend for the quarter in which the redemption occurs), whether or not declared and whether or not funds are legally available therefor, in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such shares (the "Redemption Price"). The Redemption Price shall be payable, at the Company's sole discretion, in either cash or a number of fully paid and nonassessable shares of Common Stock having an aggregate value (which for the purposes of redemption by the Company pursuant to this Section 6(a) shall be based upon the average closing price of the Common Stock (as reported on the Nasdaq National Market System) for the ten (10) trading days preceding the Redemption Date) equal to the Redemption Price.

         (b) Redemption Date. The Corporation shall redeem the shares of Series A Convertible Preferred Stock to be redeemed hereunder on a date no earlier than 30 and no later than 60 days after the date notice of redemption is provided to the holders of Series A Convertible Preferred Stock; provided that any holder of Series A Convertible Preferred Stock who elects to convert any shares of Series A Convertible Preferred Stock into Common Stock in accordance with Section 4(d) at any time prior to the Redemption Date shall not have such shares redeemed, but rather such shares shall be converted into Common Stock (or such other securities or assets receivable upon adjustment of the Series A Conversion Price) in accordance with
      Section 4. Such date shall be a "Redemption Date" for the Preferred Stock as described herein.

         (c) At least thirty (30) days prior to the Redemption Date for the Series A Convertible Preferred Stock, written notice shall be mailed, postage prepaid, to each holder of record of Series A Convertible Preferred Stock, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Redemption Date, the Redemption Price (including the manner of payment of the Redemption Price), and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificate's representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or after the Redemption Date, each holder of Series A Convertible Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificates shall be canceled and the Company shall deliver notice to the bank or trust company of such surrender for purposes of paragraph (d) below. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Series A Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (d) Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares of Series A Convertible Preferred Stock with a bank or trust company having aggregate capital and surplus in excess of $10,000,000,000 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Company that such holder has surrendered such holder's share certificate to the Company pursuant to Section 6(c) above. Such instructions shall also provide that any funds deposited by the Company pursuant to this Section 6(d) for the redemption of shares of Series A Convertible Preferred Stock subsequently converted into shares of Common Stock no later than the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 6(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall be returned to the Company upon its request expressed in a resolution of its Board of Directors.

         (e) At any time following the Original Issue Date, upon election of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock to waive the right to receive dividends on the Series A Convertible Preferred Stock in accordance with
      Section 1(c), the Series A Convertible Preferred Stock thereafter shall not be redeemable by the Company pursuant to this Section 6.

       7. Reacquired Shares. Any shares of Series A Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

     E. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

       (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

       (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and to any restrictions or limitations of applicable law, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       (3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the "Voting Stock"). The Board of Directors or any individual director may not be removed from office without cause.

       (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B. (1) Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. he Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

       (2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

       (3) There shall be no cumulative voting by the stockholders of this Corporation.

       (4) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

       (5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       V.

   A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

   B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VI.

   A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VI, and all rights conferred upon the stockholders herein are granted subject to this reservation.

   B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles IV, V and VI.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  TIVO INC.

                     2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of TiVo Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 3, 2000, and hereby appoints Michael Ramsay and David H. Courtney, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of TiVo Inc., to be held on July 26, 2000, at 10:00 a.m., at the Company's offices at 2160 Gold Street, San Jose, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of three directors to hold office until the 2003 Annual Meeting of Stockholders; (2) for the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2000; (iii) for the approval of the issuance of securities exceeding 20% of the Company's Common Stock to America Online, Inc.; (iv) for the approval and ratification of an amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75 million shares to 150 million shares and the number of authorized shares of Preferred Stock from 2 million shares to 10 million shares and make certain other changes; and as said proxies deem advisable on such other matters as may come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example. [X]

1  Election of Directors      [_]  FOR all nominees (except as indicated)
   [_]  WITHHOLD authority to vote for all nominees

   Nominees:  Michael Ramsay, Geoffrey Y. Yang and Randy Komisar

   If you wish to withhold authority to vote for any individual nominee, strike a line through that individual's name.

2. To ratify the selection of Arthur Andersen LLP as the Company's independent
   auditors for the fiscal year ending December 31, 2000.    [_]  FOR
         [_]  AGAINST      [_]  ABSTAIN

3. To approve the issuance of securities exceeding 20% of the Company's Common
   Stock to America Online, Inc.     [_]  FOR     [_]  AGAINST     [_]  ABSTAIN

4. To approve and ratify an amendment and restatement of the Company's
   Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75 million shares to 150 million shares and the number of authorized shares of Preferred Stock from 2 million shares to 10 million shares and make certain other changes.
        [_]  FOR       [_]  AGAINST      [_]  ABSTAIN


                                            Note: This Proxy should be marked,
                                            dated, signed by the
                                            stockholder(s) exactly as his or
                                            her name appears hereon and
                                            returned in the enclosed envelope.

                                            SIGNATURE(S)
                                                        ----------------------

                                            DATE
                                                --------------------------------

                                            Please sign exactly as name(s)
                                            appears hereon. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee,
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.


   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE